UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

VERICITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38945	46-2348863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 E Touhy Suite 205W Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-288-0073

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VERY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 3, 2023, Vericity, Inc. (“Vericity” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, iA American Holdings Inc. (“iA” or “Parent”), Long Grove Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 6.03 and Article IX thereof, iA Financial Corporation, Inc. (“Guarantor”). On the terms and subject to the conditions of the Merger Agreement, at the closing, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity, which will become a wholly-owned subsidiary of Parent. The time that the Merger becomes effective is referred to as the “Effective Time.” The Merger was unanimously approved by the Company’s board of directors. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

Following execution of the Merger Agreement, Apex Holdco L.P. (the “Consenting Stockholder” or “Apex”) executed and delivered to the Company a written consent (the “Stockholder Written Consent”), adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. Apex , an affiliate of J.C. Flowers & Co., owns approximately 76.5% of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), thereby constituting a majority of those shares. As a result of the execution and delivery of the Stockholder Written Consent, the holders of at least a majority of the outstanding shares of Common Stock have adopted the Merger Agreement. No further approval of the stockholders of the Company is required to adopt the Merger Agreement.

As a result of the Merger, each share of Common Stock outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will, at the Effective Time, automatically be converted into the right to receive $11.43 in cash, without interest and subject to applicable withholding taxes (the “Merger Consideration”). The aggregate equity value of the Common Stock acquired by Parent will be approximately $170 million.

If the Merger is consummated, the Company’s Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended.

Closing Conditions

The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including: (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), and receipt of certain regulatory approvals; (ii) there being no law or injunction prohibiting consummation of the Merger; (iii) subject to specified materiality standards, the accuracy of the representations and warranties of the other party; and (iv) compliance by the other party in all material respects with its covenants. Parent’s and Merger Sub’s obligations are also conditioned upon the absence of a material adverse effect on the Company and the absence of any burdensome condition (as defined in the Merger Agreement) imposed by any regulators as part of the regulatory approval process.

Termination and Fees

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement, under certain circumstances, the Company may be required to pay Parent a termination fee equal to $5.1 million. The termination rights of the Company and the circumstances under which the Company would be required to pay a termination fee cannot be exercised following the execution and delivery of the Stockholder Written Consent.

If the Merger has not closed by July 3, 2024 (“Outside Date”), either the Company or Parent may terminate the Merger Agreement. However, if the closing has not occurred because (i) the applicable waiting period under HSR relating to the Merger has not expired or been terminated or (ii) certain regulatory approvals or prior written non-disapprovals have not been obtained, and all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived, the Outside Date will be October 3, 2024.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in the ordinary course consistent with past practice in all material respects during the period between the date of the Merger Agreement and the completion of the Merger.

Guarantor has also agreed to provide a guarantee of the payment obligations of Parent and Merger Sub pursuant to the Merger Agreement. The transaction is not subject to any financing condition or contingency.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders or others with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or others, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or others. Company stockholders and others are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ rights to receive the Merger Consideration) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub, Guarantor, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the information statement that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K, Form S-1 and other filings that the Company has made and will make with the U.S. Securities and Exchange Commission (the “SEC”).

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On October 3, 2023, the Consenting Stockholder, the holder of a total of 11,373,352 shares of Common Stock, constituting approximately 76.5% of the voting power of the outstanding shares of Common Stock at that time, executed the Stockholder Written Consent adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. The Stockholder Written Consent terminates if the Merger Agreement is terminated in accordance with its terms. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. No later than November 1, 2023, the Company will file with the SEC an information statement (the “Information Statement”) in preliminary form describing the Merger Agreement and the transactions contemplated thereby, including the Merger. Following SEC review, a definitive version of the Information Statement will be mailed to stockholders of the Company.

ITEM 8.01 Other Events.

On October 3, 2023, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Cautionary Notice Regarding Forward-Looking Statements

To the extent that statements contained in this Current Report on Form 8-K are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of Vericity made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” “believes,” “anticipates,” “estimates,” “intends” or similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause Vericity’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.

The proposed transaction is subject to risks and uncertainties and factors that could cause Vericity’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements herein which include, but are not limited to: (i) that Vericity and iA may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the transaction; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) risks related to disruption of management’s attention from Vericity’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on Vericity’s relationships with its clients, employees, operating results and business generally; and (vi) the outcome of any legal proceedings to the extent initiated against Vericity or others following the announcement of the proposed transaction, as well as Vericity management’s response to any of the aforementioned factors.

Vericity undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Vericity’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Vericity’s business in general and ownership of shares of Vericity’s common stock, see the “Risk Factors” section of Vericity’s Registration Statement on Form S-1 filed with the SEC on June 4, 2019, and the other reports Vericity files with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, Vericity intends to file relevant materials with the SEC, including Vericity’s information statement in preliminary and definitive form. Vericity stockholders are strongly advised to read all relevant documents filed by Vericity with the SEC, including Vericity’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available without charge by visiting the Vericity website at www.vericity.com.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 3, 2023, by and among Vericity, Inc., iA American Holdings Inc., Long Grove Acquisition Corp. and, solely for purposes of Section 6.03 and Article IX thereof, iA Financial Corporation, Inc.
99.1	Press Release issued by Vericity, Inc., dated as of October 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericity, Inc.

Date: October 3, 2023	By:	/s/ John Buchanan
John Buchanan
General Counsel and Secretary